UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 29th Floor
New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Stockholders of Varonis Systems, Inc. (the “Company”) held on April 26, 2018, there were present, in person or by proxy, 23,956,268 shares of the Company’s common stock, which represented approximately 84.68% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the four proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on March 16, 2018 (the “Proxy Statement”).

PROPOSAL NO. 1 To elect the three nominees for director named below to the Board of Directors to hold office until the 2021 Annual Meeting of Stockholders

	For	Withheld	Broker Non-Votes	% of Votes Supporting
Gili Iohan	18,818,787	1,689,018	3,448,463	91.76%
Ofer Segev	19,440,647	1,067,158	3,448,463	94.80%
Rona Segev-Gal	19,107,126	1,400,679	3,448,463	93.17%

PROPOSAL NO. 2 Advisory vote to approve the Company’s executive compensation, as disclosed in the Proxy Statement

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
19,087,857	1,320,543	99,405	3,448,463	93.52%

PROPOSAL NO. 3 Advisory vote on the frequency of holding an advisory vote on executive compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
20,246,824	154,402	32,456	74,123	—

PROPOSAL NO. 4 To ratify the appointment by the Audit Committee of the Board of Directors of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting
23,580,077	348,876	27,315	—	98.54%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: May 2, 2018	By:	/s/ Yakov Faitelson
Name: Yakov Faitelson
Title: Chief Executive Officer and President

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